SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2007 (September 26, 2007)

LitFunding Corp.
(Exact name of registrant as specified in charter)

Nevada	000-49679	93-1221399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6375 S. Pecos Road, Suite 217, Las Vegas, Nevada 89120
(Address of principal executive offices)

(702) 898-8388
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On September 26, 2007, the board of directors of LitFunding Corp., a Nevada corporation (the "Registrant") appointed Virginia Perfili, as a director to fill the vacancy created upon Mr. Johnston’s departure from the Board on June 27, 2007. Ms. Perfili also serves as a director of Global Universal Film Group, a wholly-owned subsidiary of LitFunding.

For the past 25 years, Virginia Perfili, 46, has been involved in the entertainment industry, having served as the President of a public company, Orphan, Inc., and as a writer, director, producer and executive producer of several feature-length films, many music videos, and a TV show pilot.

In 1984, Ms. Perfili was a co-founder and served as President of Orphan, Inc., a publicly held, entertainment company that started as a small Detroit-based, independent record label. Under her leadership, Orphan acquired marketed five recording artists, all of which began charting on the Billboard charts, negotiated several distribution deals, obtained an artist contract with Atlantic, as well as contracts to produce videos for Atlantic and Sony.

In 1990, Orphan ventured into producing feature films.  Orphan joined forces with Gary Rasmussen (currently CEO of Litfunding), who was instrumental in raising capital for several films that were produced by Orphan.  Ms. Perfili was both producer and executive producer for the feature films, “Mirror Mirror” and “Mirror Mirror 2: Raven Dance”, and spearheaded their marketing and distribution.  Both of these independent feature films enjoyed theatrical, cable,  Pay-Per-View, TV broadcast, VHS, DVD, and Laser Disc releases, domestically.  In 1995, she directed another sequel, Mirror, Mirror III: The Voyeur.  Ms Perfili has always had a keen eye for recognizing fresh, new talent as demonstrated by the fact that she cast a then unknown young actor, Mark Ruffallo, as the male lead in both Mirror, Mirror 2 and Mirror, Mirror III, his very first leading roles in a feature film.

From 2000 through present, Ms. Perfili has been actively involved as a producer and consultant in the entertainment industry, and was also a director and consultant for a publicly-held, Voice Over Internet company.  In 2006, Virginia Perfili organized Freelance Filmworks, LLC., and served as the Executive Producer of its current feature film, tentatively entitled “ROUNDS”, which is presently in post production.  Ms. Perfili graduated from Wayne State University in Detroit, Michigan, with a Bachelor of Arts degree in Humanities with a pre-law curriculum.

ITEM 9.01

EXHIBITS.

99.1

Press Release dated November 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LitFunding Corp.
a Nevada corporation

November 5, 2007	By:	/s/ Gary Rasmussen
Gary Rasmussen
Chief Executive Officer